EXHIBIT 99.1
AMPAC Intermediate
Holdings, LLC
Consolidated Financial Statements
As of and for the year ended September 30, 2023

AMPAC Intermediate Holdings, LLC
Index
September 30, 2023

Report of Independent Auditors

To the Management of AMPAC Intermediate Holdings, LLC

Opinion

We have audited the accompanying consolidated financial statements of AMPAC Intermediate Holdings, LLC and its subsidiaries (the "Company"), which comprise the consolidated balance sheet as of September 30, 2023, and the related consolidated statements of operations, of comprehensive income, of changes in members' equity and of cash flows for the year then ended, including the related notes (collectively referred to as the "consolidated financial statements").

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/PricewaterhouseCoopers LLP

February 27, 2024
Salt Lake City, UT

AMPAC Intermediate Holdings, LLC
Consolidated Balance Sheet
September 30, 2023

(dollars in thousands)
2023
ASSETS
Current assets:
Cash and cash equivalents	$7,669
Accounts receivable	46,330
Inventories, net	12,649
Prepaid expenses and other current assets	2,000
Related party notes receivable	6,500
Total current assets	75,148
Property, plant and equipment, net	63,286
Other assets (note 6)	5,268
Intangible assets, net	166,439
Goodwill	207,777
TOTAL ASSETS	$517,918

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$4,469
Accrued expenses	12,355
Income taxes payable	5,044
Current portion of long-term debt	3,300
Other current liabilities	15,930
Total current liabilities	41,098
Long-term debt, net	310,200
Other noncurrent liabilities	52,200
Total liabilities	$403,498
Commitments and contingencies (note 13)
Members' equity
Members' capital	148,877
Accumulated deficit	(54,160)
Accumulated other comprehensive income	19,703
Total members' equity	114,420
TOTAL LIABILITIES AND MEMBERS' EQUITY	$517,918

The accompanying notes are an integral part of these consolidated financial statements.

AMPAC Intermediate Holdings, LLC
Consolidated Statement of Operations
Year Ended September 30, 2023

(dollars in thousands)
2023
Revenues, net	$123,995
Cost of revenues	54,788
Gross profit	69,207

Selling, general, and administrative expenses	13,777
Amortization of intangible assets	10,695
Related party management fees	2,334
Operating income	42,401
Other income, net (note 3)	119
Interest expense	(39,127)
Income before income tax expense	3,393
Income tax expense	(112)
Net income	$3,281

The accompanying notes are an integral part of these consolidated financial statements.

AMPAC Intermediate Holdings, LLC
Consolidated Statement of Comprehensive Income
Year Ended September 30, 2023

(dollars in thousands)
2023
Net income	$3,281
Other comprehensive income
Defined benefit pension plans
Actuarial income arising during period (net of tax expense of $950)	2,947
Comprehensive income	$6,228
The accompanying notes are an integral part of these consolidated financial statements.

AMPAC Intermediate Holdings, LLC
Consolidated Statement of Changes in Members' Equity
Year Ended September 30, 2023

(dollars in thousands)
	Members' capital	Accumulated deficit	Accumulated other comprehensive income	Total members' equity
Balances, September 30, 2022	$148,877	$(51,989)	$16,756	$113,644
Net income	—	3,281	—	3,281
Other comprehensive income	—	—	2,947	2,947
Transfer of equity method investment	—	(5,452)	—	(5,452)
Balances, September 30, 2023	$148,877	$(54,160)	$19,703	$114,420

The accompanying notes are an integral part of these consolidated financial statements.

AMPAC Intermediate Holdings, LLC
Consolidated Statement of Cash Flows
Year Ended September 30, 2023

(dollars in thousands)	2023
Cash flows from operating activities:
Net income	$3,281
Adjustments to reconcile net income to net cash and cash equivalents used in operating activities:
Depreciation and amortization	18,168
Amortization of deferred financing fees	2,264
Inventory reserve	123
Deferred income taxes	(8,827)
Loss (gain) on disposal of assets	48
Changes in operating assets and liabilities:
Accounts receivable	(37,394)
Inventories, net	2,472
Prepaid expenses and other current assets	(603)
Related party notes receivable	(6,500)
Income taxes receivable/payable	1,780
Other assets	(3,731)
Accounts payable	250
Accrued expenses	2,514
Other noncurrent liabilities	(4,749)
Net cash and cash equivalents used in operating activities	(30,904)
Cash flows from investing activities:
Purchases of property, plant and equipment	(3,155)
Net cash and cash equivalents used in investing activities	(3,155)
Cash flows from financing activities:
Repayments of long-term debt	(3,300)
Proceeds from revolving facility	14,000
Proceeds from short-term debt	4,906
Repayments of short-term debt	(3,747)
Net cash and cash equivalents provided by financing activities	11,859
Net decrease in cash and cash equivalents	(22,200)
Cash and cash equivalents
Cash and cash equivalents, beginning of period	29,869
Cash and cash equivalents, end of period	$7,669
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$36,863
Income taxes	$7,159
Supplemental disclosure of noncash investing and financing activities
Payables related to purchases of property and equipment	$386
Transfer of equity method investment	$5,451
The accompanying notes are an integral part of these consolidated financial statements.

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)

1.Basis of Presentation

Basis of Presentation
The consolidated financial statements include the operations of AMPAC Intermediate Holdings, LLC (“Parent” or “Company”) and its subsidiaries including American Pacific Corporation (“American Pacific”) which is a wholly owned subsidiary of Flamingo Parent Corp. Flamingo Parent Corp. is a wholly owned subsidiary of Coyote Buyer, LLC. Coyote Buyer, LLC is a wholly owned subsidiary of Coyote AMPAC Holdings, LLC. Coyote AMPAC Holdings, LLC is a wholly owned subsidiary of AMPAC Intermediate Holdings, LLC. All intercompany balances and transactions have been eliminated upon consolidation. Results are reported based on a fiscal year which ends on September 30.

The Company is principally engaged in the production of perchlorates, which include several grades of ammonium perchlorate (“AP”), sodium perchlorate, and potassium perchlorate. AP is a key component of solid propellant rockets, booster motors, and missiles used in national defense, space exploration, and commercial satellite launch programs. In addition, the Company produces and sells sodium azide, a chemical primarily used in pharmaceutical manufacturing and Halotron, a series of clean fire extinguishing agents used in fire extinguishing products ranging from portable fire extinguishers to total flooding systems. The Company’s customers and product distribution span much of the globe. Corporate headquarters and manufacturing facilities are located in Utah.

2.    Summary of Significant Accounting Policies

Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses. These estimates and assumptions are based on historical information and information currently available. Actual results may differ from estimates. Significant estimates include but are not limited to pension obligations, goodwill, and long lived asset and inventory impairment.

Cash and cash equivalents
The Company maintains cash balances that exceed federally insured limits; however, all such balances are maintained with high credit quality financial institutions and the Company has incurred no losses on such accounts. The Company recorded no restricted cash as of September 30, 2023. The Company considers all highly liquid investments with an original maturity or a remaining maturity at the time of purchase of three months or less to be cash equivalents.

Accounts Receivable
Accounts receivable represent the Company’s right to consideration that is unconditional, only the passage of time is required before the consideration is considered due. The Company assesses the collectability of its accounts receivable based on historical collection experience and records allowances for estimated credit losses when circumstances necessitate. As of September 30, 2023 no allowances were recorded. Typically, the Company’s customers consist of large corporations and government contractors procuring products on behalf of or for the benefit of government agencies.

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
Inventories
Inventories are stated at the lower of cost and net realizable value. Costs are removed from inventories using the average-cost method. Inventoried costs include materials, labor and manufacturing overhead. Inventoried costs also include certain overhead parts and supplies. General and administrative costs are expensed as incurred. Raw materials costs are determined on a moving average basis. The Company expenses the cost of inventories in the case that on-hand inventories exceed estimates of future demand. The Company records a reserve for maintenance, repair, and operating inventory items that may no longer be used. As of September 30, 2023 reserves of $649 were recorded.

Income Taxes
The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured separately for each tax-paying entity in each tax jurisdiction, using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. The Company evaluates the probability of realizing the future benefits of its deferred tax assets and provides a valuation allowance for the portion of such deferred tax assets where the likelihood of realizing the related income tax benefit in the future does not meet the “more-likely-than-not” criteria for recognition.

The Company accounts for uncertain tax positions in accordance with an accounting standard which creates a single model to address uncertainty in income tax positions and prescribes the minimum recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements. Under this standard, the Company may recognize tax benefits from an uncertain position only if it is more likely than not that the position will be sustained upon examination by taxing authorities based on the technical merits of the issue. The amount recognized is the largest benefit that the Company believes has greater than a 50% likelihood of being realized upon settlement.

The Company recognizes interest and penalties, if any, related to unrecognized tax positions in the Consolidated Statement of Operations. No interest or penalties were accrued as of September 30, 2023.

Property, Plant, and Equipment
Property, plant, and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated productive lives of the assets, which do not exceed the lease term for leasehold improvements, as follows:

Land improvements, buildings, and building improvements	7 to 30 years
Machinery and equipment	5 to 7 years
Computers and lab equipment	3 to 5 years

Impairment of Long-Lived Assets and Intangibles
Intangible assets include trademarks and customer relationships and have established useful lives of 10 years and 20 years, respectively. The Company amortizes such assets on a straight-line basis over the established useful lives.

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)

The Company tests property, plant and equipment and intangible assets for recoverability when events or changes in circumstances indicate that their carrying amounts may not be recoverable. Examples of such circumstances include, but are not limited to, operating or cash flow losses from the use of such assets or changes in the intended uses of such assets. To test for recovery, the Company groups assets (an “Asset Group”) in a manner that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. The carrying amount of an Asset Group is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the Asset Group. If the Company determines that an Asset Group is not recoverable, then an impairment charge is recorded if the carrying value of the Asset Group exceeds its fair value. Fair value is based on estimated discounted future cash flows expected to be generated by the Asset Group. The assumptions underlying cash flow projections would represent management’s best estimates at the time of the impairment review. Changes in key assumptions or actual conditions which differ from estimates could result in an impairment charge. The Company uses reasonable and supportable assumptions when performing impairment reviews but cannot predict the occurrence of future events and circumstances that could result in impairment charges.

Goodwill
Goodwill arises from the excess of cost over the net assets of businesses acquired. Goodwill represents the residual purchase price after allocation to all identifiable net assets. The Company assesses qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. If the qualitative factors indicate an impairment is more likely than not, the Company will perform a quantitative impairment test. We test goodwill for impairment each year, as well as whenever a significant event or circumstance occurs which could reduce the fair value of the reporting unit based on the income method to which the goodwill applies below the carrying amount of the reporting unit.

Contract Liabilities
Contract liabilities (i.e. customer deposits) are recorded when a customer’s payment is received or due before all performance obligations have been met. Contract liabilities include customer deposits which consist of upfront payments received from customers. These amounts are recorded as other current liabilities and applied against the total consideration for an arrangement upon completion of the deliverable.

Leases
The Company has adopted ASC 842 for the period ended September 30, 2023. Prior to October 1, 2022 the company followed guidance previously in effect in ASC 840. The Company assesses contracts at inception to determine whether an arrangement is or includes a lease, which conveys the Company’s right to control the use of an identified asset for a period of time in exchange for consideration. The classification as finance or operating lease depends on the substance of the transaction rather than the form of the contract. A lease right of use asset and associated liability is recognized at the commencement date and initially measured based on the present value of lease payments over the defined lease term. The Company does not recognize leases with a contractual term of less than 12 months on its consolidated balance sheet. Lease expense for these short‑term leases is expensed on a straight-line basis over the lease term. The adoption of this ASU did not have an impact on the consolidated financial statements.

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)

Fair Value of Financial Instruments
The current authoritative guidance on fair value clarifies the definition of fair value as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance also establishes a hierarchy for inputs used to measure fair value in order to maximize the use of observable inputs and minimize the use of unobservable inputs in the measurement of fair value by requiring that the most observable inputs be used when available. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect internal market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1	Quoted prices for identical instruments in active markets.

Level 2	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3	Significant inputs to the valuation model are unobservable.

The carrying value of financial instruments, including cash and cash equivalents, accounts receivable, notes receivable, accounts payable and revolving credit facility approximate fair value because of the relatively short maturity of these instruments. The carrying value of debt approximates fair value as the associated interest rate is variable based on current market conditions. Cash equivalents on the Consolidated Balance Sheet include money market funds with a carrying amount and fair value of $4,053 as of September 30, 2023. The fair value is categorized in Level 1 of the fair value hierarchy.

Revenue Recognition
Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Revenue recognized by the Company is based on contracts with customers. Contracts, typically a purchase order, are approved by both parties evidencing commitment to perform obligations of the contract. The contract identifies each party’s rights, performance obligations, and payment terms. The Company typically satisfies performance obligations at the time of shipment of product from the Company plant site. Normal payment terms are Net 30 days. The Company records no warranties or obligations for returns or refunds of chemical products shipped to customers. American Pacific evaluates the probability of collection on each contract and only recognizes revenue when it is probable that substantially all of the consideration of the contract will be collected. Transaction price is defined in the contract with the customer. No adjustment to the transaction price is made as a result of significant financing components (if any), due to American Pacific’s expectation that payment will be received within one year. Typical contracts with customers include only one performance obligation and as such, the transaction price is not allocated. Revenue is recognized when the customer obtains control of the asset. Minimal judgement is involved with the recording of revenue as revenue is dictated by contracts and recorded at the time of physical shipment of goods. The Company has not recorded any impairment losses on receivables or contract assets. The Company’s primary products are often used by customers in government contracts. Such contracts may lead customers to purchase product on a schedule that would

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
lead to uneven revenues and cash flows in a fiscal year. At times, the Company receives payment in advance of customer acceptance, in which case a contract liability is recorded with revenue recognized upon delivery of the product. Revenue is reported net of any impact of variable consideration resulting from changes in actual and expected sales volume.

Related Party Transactions
Related party transactions generally consist of transactions with parent entity owners and the employee benefit trust established for the administration of the Company’s pension plan. Payments to owners consist of management fees totaling $2,334 for the period ended September 30, 2023 and notes receivable totaling $6,500 with accrued interest of $165 as of September 30, 2023. Payments to the employee benefit trust consist of funding contributions necessary to maintain adequate funding levels of the Company pension plan. All such contributions are prescribed by the plan’s independent actuary and totaled $885 for the period ended September 30, 2023. Pension plan contributions result in a reduction of the Pension Obligation reported on the balance sheet.

On December 30, 2022, the Company transferred its investment in a wholly owned subsidiary, Rocket Investco Holdings, LLC to Coyote Ultimate Holdings, LLC, an entity under common control. The only assets owned by Rocket Investco Holdings, LLC at the time of transfer was a long-term equity method investment. No proceeds were received by the Company as a result of the transfer and the difference in proceeds and book value was reported as an equity transaction.

Concentration Risk
Financial instruments that have potential concentrations of credit risk include cash, accounts receivable, and notes receivable. The Company places its cash with high quality credit institutions. There is concentration risk in the Company’s accounts receivable as significant amounts relate to a limited number of customers in the aerospace and defense industries. From time to time the Company makes sales to a customer that exceeds 10% of its then-outstanding accounts receivable balance.

As of September 30, 2023, two customers accounted for 81% of consolidated accounts receivable and 68% of consolidated sales.

Recent Accounting Pronouncements
In September 2022, the FASB issued ASU No. 2022-04, Liabilities – Supplier Finance Programs. The update specifies reporting requirements, including quantitative and qualitative information about its supplier finance programs. The standard becomes effective for the Company for fiscal year beginning October 1, 2023. The Company is evaluating the impact of adopting this new accounting standard on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-14, Compensation-Retirement Benefits-Defined Benefit Plans-General (Subtopic 715-20). The update provides guidance on disclosure requirements related to defined benefit pension plans including removal of disclosures that no longer are considered cost beneficial, clarifying specific requirements of disclosures, and adding relevant disclosures. The standard becomes effective for the Company for fiscal year beginning October 1, 2022. The Company evaluated the pronouncement which had no material impact on the Company’s financial statements.

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments and subsequent amendments which significantly changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life, instead of when incurred. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022. The Company is evaluating the impact of adopting this new accounting standard on its consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU No. 2016-02”). ASU No. 2016-02 is intended to improve financial reporting around leasing transactions. It affects all companies and other organizations that engage in lease transactions (both lessee and lessor) for assets such as real estate and manufacturing equipment. ASU No. 2016-02 applies a right-of-use (ROU) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset and a liability to make lease payments. For leases with a term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize an ROU asset or lease liability. At inception, lessees must classify all leases as either finance or operating based on five criteria. Balance sheet recognition of finance and operating leases is similar, but the pattern of expense recognition in the Consolidated Statement of Operations, as well as the effect on the Consolidated Statement of Cash Flows, differs depending on the lease classification. Lessors will be required to classify leases as either sales-type, direct financing or operating, similar to existing U.S. GAAP. Classification depends on the same five criteria used by lessees plus certain additional factors. The subsequent accounting treatment for all three lease types is substantially equivalent to existing U.S. GAAP for sales-type leases, direct financing leases, and operating leases. However, the new standard updates certain aspects of the lessor accounting model to align it with the new lessee accounting model, as well as with the new revenue standard under Topic 606. The standard becomes effective for the Company for the fiscal year beginning October 1, 2022. The Company has applied this standard herein which application did not have a material impact on results or reporting.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes,” which will simplify the accounting for income taxes by removing certain exceptions to the general principles in income tax accounting and improve consistent application of and simplify GAAP for other areas of income tax accounting by clarifying and amending existing guidance. The new guidance is effective for the fiscal year beginning October 1, 2022. The Company evaluated the pronouncement which had no material impact on the Company’s financial statements.

3.    Other Income

Other income consists of the following items:

2023
Net periodic pension income	$(48)
Interest income	166
Other	1
Other income, net	$119

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)

4. Inventories

The following table provides additional disclosure for inventories:

2023

Finished goods	$2,588
Work-in-progress	6,040
Raw materials and supplies	4,021
Total inventories	$12,649

5. Property, Plant and Equipment

The following table provides additional disclosure for property, plant and equipment:

2023

Land and improvements	$13,851
Buildings and improvements	10,047
Machinery and equipment	60,856
Construction in progress	1,870
Total cost	86,624
Less: Accumulated depreciation	(23,338)
Total property, plant and equipment	$63,286

Depreciation expense of $7,473 for the period ended September 30, 2023 is included in cost of revenues on the Consolidated Statement of Operations.
6. Other Assets

The following table provides additional disclosure for other assets:

2023
Long-term prepaid insurance	$4,121
Critical spare material	890
Other	257
Total other assets	$5,268

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
7. Goodwill and Intangible Assets

Goodwill and intangible assets consist of the following as of September 30, 2023:

	Estimated Useful Life (in Years)	Gross Amount	Accumulated Amortization	Impairment	Net Amount
September 30, 2023
Goodwill		$207,777	$—	$—	$207,777
Intangible Assets:
Customer relationships	20	$198,300	$(36,033)	$(1,161)	$161,106
Trademarks	10	8,500	(3,074)	(93)	5,333
Total intangible assets		$206,800	$(39,107)	$(1,254)	$166,439

Intangible assets are amortized on a straight line basis over the determined useful lives. Amortization expense was $10,695 for the period ended September 30, 2023.

Estimated future amortization expense for Intangible Assets is as follows:

Years ending September 30:	Intangible Assets

2024	$10,695
2025	10,695
2026	10,695
2027	10,695
2028	10,695
Thereafter	112,964
$166,439

8. Current Liabilities

Accrued expenses consists of the following:

2023
Accrued liabilities	$370
Accrued interest	6,190
Employee related liabilities	5,795
Accrued expenses	$12,355

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
Other current liabilities consists of the following:

2023
Revolving credit facility	$14,000
Other	1,930
Other current liabilities	$15,930

Available borrowings under the Revolving Facility are computed as the $20,000 committed line less any outstanding revolving loans and outstanding letters of credits. As of September 30, 2023 Borrower had $14,000 outstanding borrowings or letters of credit under the Revolving Facility.

9. Debt

The Company's outstanding debt balances consist of the following:

2023

Term Loan, variable rate interest, due through February 6, 2026	$270,200
Second Amendment Term Loan, variable rate interest, due through August 6, 2026	48,625
Less: Current portion	(3,300)
Total long-term debt	315,525
Less: Unamortized debt issue costs	(5,325)
Long-term debt, net	$310,200

To facilitate the acquisition of Carpenter Corp. by Coyote Buyer, LLC (“Borrower”), on February 6, 2020 (the “Transaction”), the Company obtained financing through a $280,000 senior secured credit agreement (the “Credit Facility”). Under the Credit Facility, the Borrower (i) obtained a term loan in the aggregate principal amount of $280,000 with an initial maturity of six years (the “Term Loan”), and (ii) access to revolving loans of up to $20,000 in aggregate principal amount which terminates February 6, 2025 (the “Revolving Facility”). On October 2, 2021, the Credit Facility was amended and an additional $50,000 was made available to Borrower (“Second Amendment Term Loan”). The borrower may make voluntary prepayments on Term Loans and Revolving Facility without premium or penalty. The Credit Facility contains certain mandatory prepayment provisions which are based upon incurrence of certain indebtedness, excess cash flow, and events of loss.

For all loans under the Credit Facility, the Company elects between two options to determine the annual interest rates applicable to such loans: SOFR Rate Loans and Base Rate Loans as described in the Credit Facility. These elections can be renewed or changed from time to time during the term of the Credit Facility. Interest payments are due at least quarterly and may be more frequent under certain loan elections. Term loan interest rate at September 30, 2023 was 11.5%. Second Amendment Term Loan interest rate at September 30, 2023 was 13.6%.

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
The Term Loan includes quarterly principal amortization payments which commenced on June 30, 2020. Scheduled amortization of the Term Loan is $700 per quarter, although such quarterly payments may be offset by voluntary prepayments by Borrower. The remaining balance of the Term Loan is due upon maturity.

The Second Amendment Term Loan includes quarterly principal amortization payments which commenced on March 31, 2021. Scheduled amortization of the Second Amendment Term Loan is $125 per quarter, although such quarterly payments may be offset by voluntary prepayments by Borrower. The remaining balance of the Second Amendment Term Loan is due upon maturity.

The Credit Facility is guaranteed by the current and future domestic restricted subsidiaries of the Borrower and is secured by substantially all of the Company’s assets and the assets of current and future domestic restricted subsidiaries, subject to certain exceptions as set forth in the Credit Facility.

The Credit Facility contains customary affirmative, negative, and financial covenants which are subject to customary and negotiated exceptions and exclusions. The financial covenant requires that the Company’s total net leverage ratio must remain below certain thresholds defined in the Credit Facility agreement. As of September 30, 2023 the Company was in compliance with all affirmative, negative, and financial covenants noted above.

Principal Maturities
Principal maturities for the Term Loan and Revolving Facility outstanding as of September 30, 2023 are as follows:

Principal Maturities
Years ending September 30
2024	$3,300
2025	3,300
2026	312,225
$318,825

Debt Issuance Costs
In connection with the issuance of the 2020 Credit Facility, the Company incurred debt issuance costs of $8,400 and $600 related to the term and revolving facilities, respectively. In addition, the Company incurred debt issuance costs of $4,356 in relation to the Second Amendment Term Loans. Debt issuance costs related to the term loan facility are recorded as a direct reduction to the long-term debt reported on the balance sheet. Debt issuance costs related to the revolving loan facility are recorded in Other Assets. Debt issuance costs are being amortized, using the effective interest rate method for the Term Loan and straight-line for the Revolving Facility, as additional noncash interest expense over the term of each, respectively. Unamortized term loan facility and revolver debt issue costs are $5,325 and $163, respectively, as of September 30, 2023.

Letters of Credit
The Company issues letters of credit principally to secure performance related to insurance and utilities. Letters of credit that are not issued under the Revolving Facility are collateralized by cash on deposit

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
with the issuing bank in the amount of 105% of the outstanding letters of credit. Collateral deposits are classified as other assets on the consolidated balance sheet. As of September 30, 2023 there were no such letters of credit outstanding.

10. Other noncurrent liabilities

Other noncurrent liabilities consist of the following:

2023
Pension obligations, net	$14,144
Deferred income taxes	38,056
Other noncurrent liabilities	$52,200

11. Income Taxes

The components of the income tax expense are as follows:

2023

Current
Federal	$(7,127)
State	(1,875)
Total current	(9,002)
Deferred
Federal	7,027
State	1,863
Total deferred	8,890
Income tax expense	$(112)

The reconciliation of the U.S. federal statutory rate to the effective income tax rate is as follows:

2023

Tax At Federal Statutory Rate	21.00%
State, Net Of Federal Benefit	3.91%
State Rate Change	(3.79)%
Permanent adjustments	(8.84)%
Return to provision adjustments	(8.97)%
Effective Tax Rate	3.31%

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
Deferred Tax Assets and Liabilities
Deferred tax assets arise primarily because expenses have been recorded in historical consolidated financial statements periods which will not become deductible for income taxes until future tax years. Deferred tax assets and liabilities are comprised of the following:

2023

Deferred tax assets:
Inventory	$468
Pension obligations	3,731
Accrued expenses	508
Interest	11,064
Deferred tax assets	15,771
Deferred tax liabilities:
Intangible assets	(39,152)
Property, plant and equipment	(14,178)
Prepaid expenses	(497)
Deferred tax liabilities	(53,827)
Net deferred tax liabilities	$(38,056)

Unrecognized Tax Benefits
The Company reviews its portfolio of uncertain tax positions and recorded liabilities based on the applicable recognition standards. In this regard, an uncertain tax position represents the expected treatment of a tax position taken in a filed tax return, or planned to be taken in a future tax return, that has not been reflected in measuring income tax expense for financial reporting purposes. Uncertain tax positions are classified as noncurrent income tax liabilities unless expected to be settled within one year.

As of September 30, 2023, the recorded liability for unrecognized tax benefits was $0.

The Company is no longer subject to examinations for years prior to 2020.

12. Employee Benefit Plans

American Pacific is self-insured for health care benefits. The estimated liability for claims incurred but not yet paid is included in employee related liabilities on the accompanying consolidated balance sheet.

Defined Benefit Plan and SERP Descriptions
The Company maintains a defined benefit pension plan, which covers substantially all of the Company’s employees: The Amended and Restated American Pacific Corporation Defined Benefit Pension Plan (the “AMPAC Plan”), as amended to date. Pension plan benefits are paid based on an average of earnings, retirement age, and length of service, among other factors. In May 2010, the board of directors approved amendments to the pension plan which effectively closed the pension plan to participation by any new employees. Retirement benefits for existing U.S. employees and retirees through June 30, 2010 were not affected by this change. Beginning July 1, 2010, new U.S. employees began participating solely in the

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
401(k) plan. On January 31, 2021, the plan was again amended by the board of directors to cease all future benefit accruals of plan participants. Benefits earned through January 31, 2021 were not affected by this amendment.

The Company also maintains the American Pacific Corporation Supplemental Executive Retirement Plan (the “SERP”). On February 27, 2014, the plan was frozen and benefit accrual ceased thereafter. In addition, on March 1, 2014, benefit payments commenced to the then three active participants. These changes had no impact on the then two retired participants. As of September 30, 2023, four participants, comprised of retired senior executives, continue to receive benefit payments.

Defined Contribution Plan Descriptions
The Company maintains a 401(k) plan in which participating employees may make contributions. Matching contributions are made for eligible U.S. employees. Total contributions of $670 were made to the 401(k) Plan during the period ended September 30, 2023.

Summary Defined Benefit Plan and SERP Results
The following tables provide financial information for the AMPAC Plan and SERP.

	2023
	AMPAC Plan	SERP
Accumulated benefit obligation	$78,028	$7,537
Plan assets	70,541	—
Funded status	$(7,487)	$(7,537)
Amounts recognized in consolidated balance sheet
Employee related liabilities	$—	$(880)
Pension obligations and other long-term liabilities	(7,487)	(6,657)
Net amount recognized	$(7,487)	$(7,537)

	2023
	Pension	SERP
Net periodic benefit (income) costs recognized	$(366)	$414
Employer contributions	885	909
Benefits paid	(4,052)	(909)

Other components (excluding service costs) of net periodic benefit (income) expense are reported in Other Income on the Statement of Operations.

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
Unrecognized Benefit Plan Costs
The following tables summarize changes in the components of unrecognized benefit plan costs:

	2023
	Pension	SERP
Net actuarial (gain) loss	$(3,942)	$45
Prior service costs	—	—
Amortization from prior years:
Net actuarial loss	—	—
Prior service costs	—	—
Income tax effects	961	(11)
Changes in unrecognized benefit plan costs	$(2,981)	$34

The following table sets forth the amounts recognized as components of accumulated other comprehensive loss:

	2023
	Pension	SERP
Unrecognized benefits plan costs, net of tax	$(19,031)	$(672)

Assumptions
The following table summarizes the weighted average actuarial assumptions used to determine the benefit obligation as of the period end date and the net periodic benefit plan costs for the period then ended.

	2023
	AMPAC Plan	SERP
Benefit obligation
Discount rate	6.03%	5.93%
Rate of compensation increase	—	—
Net periodic benefit plan cost
Discount rate	5.71%	5.62%
Rate of compensation increase	—	—
Expected return on plan assets	6.50	—

The discount rate is determined for the AMPAC Plan and SERP by projecting the expected future benefit payments of the AMPAC Plan and SERP, discounting those payments using a theoretical zero-coupon spot-yield curve derived from a universe of high-quality bonds as of the measurement date, and solving for a single equivalent discount rate that results in the same projected benefit obligation.

Through consultation with investment advisors and actuaries, the expected long-term returns for each of the AMPAC Plan’s strategic asset classes were developed. Several factors were considered, including survey of investment managers’ expectations, current market data and historical returns of long periods.

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
Using policy target allocation percentages and the asset class expected returns, a weighted average expected return was calculated.

Contributions and Benefit Payments
During the year ending September 30, 2024, the Company expects to contribute approximately $1,500 to the AMPAC Plan and approximately $909 to the SERP.

The table below sets forth expected future benefit payments for the years ending September 30:

	AMPAC Plan	SERP
Years ending September 30
2024	$4,484	$906
2025	4,802	891
2026	5,031	872
2027	5,219	845
2028	5,331	812
2029-2033	28,317	3,361

Plan Assets and Investment Policy
The AMPAC Plan’s assets include no shares of the Company’s common stock. Assumptions are developed for expected long-term returns for the targeted asset classes of the AMPAC Plan based on factors that include current market data such as yields/price-earnings ratios, and historical market returns over long periods. Using policy target allocation percentages and the asset class expected returns, a weighted average expected return was calculated. The actual and target asset allocation for the AMPAC Plan is as follows:

	2023
	Target	Actual
Fixed income & cash	26%	29%
Domestic equity	47%	51%
International equity	14%	13%
Real estate/alternatives	13%	7%
	100%	100%

The table below provides the fair values of the AMPAC Plan’s assets by asset category, and identifies the level of inputs used to determine the fair value of assets in each category (Note 2 for additional information regarding the level categories). Certain investments that were measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been categorized in the fair value hierarchy.

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)

	2023
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Cash and short term investments	$2,479	$—	$—	$2,479
Mutual funds - equity	41,751	—	—	41,751
Mutual funds - fixed income	17,723	—	—	17,723
US Treasury/Agency Securities	6,861	—	—	6,861
	$68,814	$—	$—	68,814
Investments measured at net asset value
Alternative fixed income/real estate				1,727
				$70,541

Fair Value of Investments in Entities that Use NAV

	Fair Value	Unfunded Commitments	Redemption Frequency (If Currently Eligible)	Redemption Notice Period
2023
Real estate	$1,727	$47	N/A	90 Days
	$1,727	$47

13. Commitments and Contingencies

Although the Company is not currently party to any material pending legal proceedings, it is from time to time subject to claims and lawsuits related to the business operations. Loss contingencies are accrued when a loss is probable and the amount can be reasonably estimated. Legal fees, which can be material in any given period, are expensed as incurred. The Company believes that current claims or lawsuits against it, individually and in the aggregate, will not result in loss contingencies that will have a material adverse effect on the Company’s financial condition, cash flows, or results of operations.

14. Subsequent Events

Management evaluates events and transactions that occur after the balance sheet date, but before the consolidated financial statements are issued for possible recognition or disclosure. The Company entered into a definitive purchase agreement and was subsequently acquired by Newmarket Corporation (NYSE: NEU) on January 16, 2024. In connection with the closing of the acquisition, long-term debt, the

AMPAC Intermediate Holdings, LLC
Notes to Consolidated Financial Statements
September 30, 2023
(dollars in thousands)
associated revolving credit facility, and related party notes receivable, each along with all accrued interest, were settled and extinguished.

Subsequent events have been evaluated through February 27, 2024, the date the consolidated financial statements were available to be issued.